EXHIBIT 11

                    WALSH INTERNATIONAL INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

                                                    THREE MONTHS ENDED          NINE MONTHS ENDED
                                                -------------------------   -------------------------
PRIMARY EARNINGS (LOSS) PER                       MARCH 31,    MARCH 31,      MARCH 31,      MARCH 31,
SHARE                                               1997         1996           1997           1996
                                                -----------   -----------   -----------   -----------
Weighted average common shares outstanding       10,502,185     5,811,742    10,498,369     5,809,995

Assumed exercise of certain stock options and
other common stock equivalents (1)                  131,465     1,727,393        97,618     1,759,617
                                                -----------   -----------   -----------   -----------
                                                 10,633,650     7,539,135    10,595,987     7,569,612
                                                ===========   ===========   ===========   ===========

Income from continuing operations               $     1,301   $        89   $     3,226   $     1,060

Loss from discontinued operations, net                   --            --            --        (1,755)
                                                -----------   -----------   -----------   -----------
Net Income (Loss)                               $     1,301   $        89   $     3,226   $      (695)
                                                ===========   ===========   ===========   ===========

Income per share from continuing operations     $      0.12   $      0.01   $      0.30   $      0.14

Loss per share from discontinued operations,
net                                                      --            --            --         (0.23)
                                                -----------   -----------   -----------   -----------
NET EARNINGS (LOSS) PER SHARE                   $      0.12   $      0.01   $      0.30   $     (0.09)
                                                ===========   ===========   ===========   ===========

FULLY DILUTED EARNINGS (LOSS) PER
SHARE

Weighted average common shares outstanding       10,502,185     5,811,742    10,498,369     5,809,995

Assumed exercise of certain stock options and
other common stock equivalents (1)                  131,465     1,727,393        98,083     1,759,617
                                                -----------   -----------   -----------   -----------
                                                 10,633,650     7,539,135    10,596,452     7,569,612
                                                ===========   ===========   ===========   ===========

Income from continuing operations               $     1,301   $        89   $     3,226   $     1,060

Loss from discontinued operations, net                   --            --            --        (1,755)
                                                -----------   -----------   -----------   -----------
NET INCOME (LOSS)                               $     1,301   $        89   $     3,226   $      (695)
                                                ===========   ===========   ===========   ===========
Income per share from continuing operations     $      0.12   $      0.01   $      0.30   $      0.14

Loss per share from discontinued operations,
net                                                      --            --            --         (0.23)
                                                -----------   -----------   -----------   -----------
NET EARNINGS (LOSS) PER SHARE                   $      0.12   $      0.01   $      0.30   $     (0.09)
                                                ===========   ===========   ===========   ===========

1) The Common Stock equivalents consist of stock options, warrants and the Series A Convertible Preferred Stock. Common equivalent shares from convertible preferred stock (using the if- converted method) and stock options and warrants (using the treasury stock method) have been included in the computation when dilutive (except that, pursuant to the Securities and Exchange Commission rules, the Series A Convertible Preferred Stock which was converted into Common Stock in connection with the Company's initial public offering is included as if converted at the original date of issuance even though inclusion may be anti-dilutive). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin all common and common equivalent shares issued by the Company at an exercise price below the assumed public offering price during the twelve-month period prior to the offering have been included in the calculation as if they were outstanding for the three and nine months ended March 31, 1996, (using the treasury stock method and the initial public offering price of $12.00 per share).